Morgan, Lewis & Bockius llp 2020 K Street, NW Washington, District of Columbia 20006-1806 Tel. 202.373.6000 Fax: 202.373.6001 www.morganlewis.com

July 29, 2015

Rydex Series Funds
805 King Farm Boulevard
Suite 600
Rockville, MD 20850

Re:	Rydex Series Funds

Ladies and Gentlemen:

We have acted as counsel to Rydex Series Funds, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment Number 142 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 29, 2015 (the “Registration Statement”), with respect to the issuance of Advisor Class, Investor Class, Class A, Class C, Class H, Class P, and Institutional Class shares of beneficial interest (the “Shares”) of certain series of the Trust, as listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.
In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated February 10, 1993, as filed with the Secretary of State (the “Certificate of Trust”);

(c)
A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of the Trust’s Certificate of Trust, the Trust’s Declaration of Trust dated March 13, 1993, as amended on November 2, 1993, February 25, 2000, and November 21, 2005 (the “Declaration”), the Trust’s Amended and Restated Bylaws dated June 4, 2014 (the “Bylaws”), and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares of the Funds (the “Resolutions”); and

    (d)    A printer’s proof of the Registration Statement.
In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above.  We have also assumed for the purposes of this opinion that the Certificate of Trust the Declaration and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transaction referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction.  In addition, to the extent that the Declaration or the Bylaws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.
We understand that all of the foregoing assumptions and limitations are acceptable to you.
Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.
This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

Schedule A

•	Banking Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Basic Materials Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Biotechnology Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Consumer Products Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Electronics Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Emerging Markets 2x Strategy Fund (Class A, Class C and Class H shares)

•	Emerging Markets Bond Strategy Fund (Class A, Class C and Class H shares)

•	Energy Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Energy Services Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Europe 1.25x Strategy Fund (Class A, Class C and Class H shares)

•	Event Driven and Distressed Strategies Fund (Class A, Class C, Institutional Class and Class P shares)

•	Financial Services Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Government Long Bond 1.2x Strategy Fund (Class A, Class C, Class H, Investor Class and Advisor Class shares)

•	Health Care Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	High Yield Strategy Fund (Class A, Class C and Class H shares)

•	Internet Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Inverse Emerging Markets 2x Strategy Fund (Class A, Class C and Class H shares)

•	Inverse Government Long Bond Strategy Fund (Class A, Class C, Class H, Investor Class and Advisor Class shares)

•	Inverse High Yield Strategy Fund (Class A, Class C and Class H shares)

•	Inverse Mid-Cap Strategy Fund (Class A, Class C and Class H shares)

•	Inverse NASDAQ-100® Strategy Fund (Class A, Class C, Class H, Investor Class and Advisor Class shares)

•	Inverse Russell 2000® Strategy Fund (Class A, Class C and Class H shares)

•	Inverse S&P 500® Strategy Fund (Class A, Class C, Class H, Investor Class and Advisor Class shares)

•	Japan 2x Strategy Fund (Class A, Class C and Class H shares)

•	Leisure Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Long Short Equity Fund (Class A, Class C, Institutional Class and Class P shares)

•	Mid-Cap 1.5x Strategy Fund (Class A, Class C and Class H shares)

•	Monthly Rebalance NASDAQ-100® 2x Strategy Fund (Class A, Class C and Class H shares)

•	NASDAQ-100® Fund (Class A, Class C, Class H, Investor Class and Advisor Class shares)

•	Nova Fund (Class A, Class C, Class H, Investor Class and Advisor Class shares)

•	Precious Metals Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Real Estate Fund (Class A, Class C and Class H shares)

•	Retailing Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Russell 2000® Fund (Class A, Class C and Class H shares)

•	Russell 2000® 1.5x Strategy Fund (Class A, Class C and Class H shares)

•	S&P 500® Fund (Class A, Class C and Class H shares)

•	S&P 500® Pure Growth Fund (Class A, Class C and Class H shares)

•	S&P 500® Pure Value Fund (Class A, Class C and Class H shares)

•	S&P MidCap 400® Pure Growth Fund (Class A, Class C and Class H shares)

•	S&P MidCap 400® Pure Value Fund (Class A, Class C and Class H shares)

•	S&P SmallCap 600® Pure Growth Fund (Class A, Class C and Class H shares)

•	S&P SmallCap 600® Pure Value Fund (Class A, Class C and Class H shares)

•	Strengthening Dollar 2x Strategy Fund (Class A, Class C and Class H shares)

•	Technology Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Telecommunications Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Transportation Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Utilities Fund (Class A, Class C, Investor Class and Advisor Class shares)

•	Weakening Dollar 2x Strategy Fund (Class A, Class C and Class H shares)

•	U.S. Government Money Market Fund (Money Market Class shares)

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